SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                              ---------------------

                                November 18, 2004

                Date of Report (Date of earliest event reported)

                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                         0-10238                      52-1216347
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY                                                  10601
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

      Kostin, Ruffkess & Company, LLC ("Kostin"), our auditor, has indicated that it intends to audit our consolidated financial statements for the year ending December 31, 2004 (the "Financial Statements") but to withdraw from the public company audit arena subsequent to the issuance of our Financial Statements and the filing of the related 10-K.

      Kostin's reports on our consolidated financial statements during the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the years ended December 31, 2003 and 2002 and all subsequent interim periods preceding the resignation, there were no disagreements with Kostin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kostin, would have caused it to make a reference thereto in its reports on our financial statements for such periods.

      We requested that Kostin furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agreed with the above statements. A copy of such letter, dated November 23, 2004, indicating their agreement with our statements above, is filed as Exhibit 16.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.   Title
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16.1          Letter from Kostin to the Securities and Exchange Commission dated
              November 23, 2004.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          U.S. Energy Systems, Inc.

                                       By: /s/ Henry N. Schneider
                                           -------------------------------------
                                           Henry N. Schneider, Interim President


Dated: November 23, 2004